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                                  EXHIBIT 99.1

                          DIGITAL MICROWAVE CORPORATION
                   1996 NON-OFFICER EMPLOYEE STOCK OPTION PLAN


                                   ARTICLE ONE
                                     GENERAL


I.    PURPOSE OF THE PLAN

         A. This 1996 Non-Officer Employee Stock Option Plan (the "Plan") is intended to promote the interests of Digital Microwave Corporation, a Delaware corporation (the "Corporation"), by providing key employees (excluding officers) of the Corporation (or its Parent or Subsidiary corporations) who are responsible for the management, growth and financial success of the Corporation with the opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Corporation as an incentive for them to remain in the service of the Corporation (or its subsidiary corporations).

         B. The Effective Date of the Plan is April 18, 1996.

         C. Capitalized terms shall, except as otherwise specifically defined within the provisions of the Plan, have the meanings assigned to such terms in the Glossary.

II.   ADMINISTRATION OF THE PLAN

         A. The Committee shall have sole and exclusive authority to administer the Discretionary Option Grant Program. Members of the Committee shall serve for such period as the Corporation's Board of Directors (the "Board") may determine and shall be subject to removal by the Board at any time.

         B. The Committee as Plan Administrator shall have full power and discretion (subject to the express provisions of the Plan) to establish such rules and regulations as it may deem appropriate for the proper administration of the Discretionary Option Grant Program and to make such determinations under, and issue such interpretations of, the provisions of such program and any outstanding option grants thereunder as it may deem necessary or advisable. Decisions of the Plan Administrator shall be final and binding on all parties who have an interest in the program or any outstanding option thereunder.

         C. Service on the Committee shall constitute service as a Board member, and members of the Committee shall accordingly be entitled to full indemnification and reimbursement as Board members for their service on the Committee. No member of the Committee shall be liable for any act or omission made in good faith with respect to the Plan or any option grants under the Plan.


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III.    ELIGIBILITY

         A. The persons eligible to participate in the Discretionary Option Grant Program are key employees (other than officers) of the Corporation (or any Parent or Subsidiary) who render services which contribute to the management, growth and financial success of the Corporation.

         B. Non-employee Board members shall not be eligible to participate in the Discretionary Option Grant Program.

         C. The Plan Administrator shall have full authority to determine, with respect to grants made under the Discretionary Option Grant Program, which eligible individuals are to receive such grants, the number of shares to be covered by each such grant, the time or times at which each granted option is to become exercisable and the maximum term for which the option may remain outstanding.

IV.     STOCK SUBJECT TO THE PLAN

         A. Shares of Common Stock shall be available for issuance under the Plan and shall be drawn from either the Corporation's authorized but unissued shares of Common Stock or from reacquired shares of Common Stock, including shares repurchased by the Corporation on the open market. The number of shares of Common Stock reserved for issuance over the term of the Plan shall initially be fixed at 500,000 shares.

         B. Should one or more outstanding options under this Plan expire or terminate for any reason prior to exercise in full, then the shares subject to the portion of each option not so exercised shall be available for subsequent issuance under the Plan. Shares subject to any stock appreciation rights exercised under the Plan, whether or not the issued shares are subsequently repurchased by the Corporation pursuant to its repurchase rights under the Plan, shall reduce on a share-for-share basis the number of shares of Common Stock available for subsequent issuance under the Plan. In addition, should the exercise price of an outstanding option under the Plan be paid with shares of Common Stock or should shares of Common Stock otherwise issuable under the Plan be withheld by the Corporation in satisfaction of the withholding taxes incurred in connection with the exercise of an outstanding option under the Plan, then the number of shares of Common Stock available for issuance under the Plan shall be reduced by the gross number of shares for which the option is exercised, and not by the net number of shares of Common Stock actually issued to the holder of such option.

         C. Should any change be made to the Common Stock issuable under the Plan by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration, then appropriate adjustments shall be made to (i) the maximum number and/or class of securities issuable under the Plan and (ii) the number and/or class of securities and price per share in effect under each option outstanding under the Plan. Such adjustments to the outstanding options are to be effected in a manner which shall preclude the enlargement or dilution of rights and benefits under those options. The adjustments determined by the Plan Administrator shall be final, binding and conclusive.


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                                   ARTICLE TWO

                       DISCRETIONARY OPTION GRANT PROGRAM

I.    TERMS AND CONDITIONS OF OPTIONS

         Options granted pursuant to the Discretionary Grant Program shall be authorized by action of the Plan Administrator and shall be Non-Statutory Options. Each granted option shall be evidenced by one or more instruments in the form approved by the Plan Administrator; provided, however, that each such instrument shall comply with the terms and conditions specified below.

         A. Exercise Price.

                  1. The exercise price per share of Common Stock subject to a Non-Statutory Option shall be fixed by the Plan Administrator and in no event shall be less than eighty-five percent (85%) of the Fair Market Value of such Common Stock on the grant date.

                  2. The exercise price shall become immediately due upon exercise of the option and shall be payable in one of the alternative forms specified below:

                           (i) full payment in cash or check made payable to the
Corporation's order,

                           (ii) full payment in shares of Common Stock held for
the requisite period necessary to avoid a charge to the Corporation's earnings for financial reporting purposes and valued at Fair Market Value on the date the option is exercised,

                           (iii) full payment in a combination of shares of
Common Stock held for the requisite period necessary to avoid a charge to the Corporation's earnings for financial reporting purposes and valued at Fair Market Value on the date the option is exercised and cash or check made payable to the Corporation's order, or

                           (iv) to the extent the option is exercised for vested
shares, full payment through a broker-dealer sale and remittance procedure pursuant to which the Optionee shall provide concurrent irrevocable written instructions (I) to a Corporation-designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sales proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares plus all applicable Federal, state and local income and employment taxes required to be withheld by the Corporation in connection with such purchase and (II) to the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale transaction.

         B. Term and Exercise of Options. Each option shall be exercisable at such time or times, during such period and for such number of shares as shall be determined by the Plan Administrator and set forth in the instrument evidencing such option. No option shall, however, have a maximum term in excess of ten


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(10) years. During the lifetime of the Optionee, the option, together with any stock appreciation rights pertaining to such option, shall be exercisable only by the Optionee and shall not be assignable or transferable except for a transfer of the option effected by will or by the laws of descent and distribution following the Optionee's death, except as the Plan Administrator may otherwise provide.

         C. Termination of Service.

                  1. Except to the extent otherwise expressly authorized by the Plan Administrator, no Optionee shall have more than a thirty-six (36)-month period measured from the date of such individual's cessation of Service in which to exercise his or her outstanding options under the Plan.

                  2. Any option exercisable in whole or in part by the Optionee at the time of death may be subsequently exercised by the personal representative of the Optionee's estate or by the person or persons to whom the option is transferred pursuant to the Optionee's will or in accordance with the laws of descent and distribution. However, no such option shall remain exercisable for more than thirty-six (36) months after the date of the Optionee's death.

                  3. Under no circumstances shall any such option be exercisable after the specified expiration date of the option term.

                  4. During the applicable post-Service exercise period, the option may not be exercised in the aggregate for more than the number of shares (if any) in which the Optionee is vested at the time of his or her cessation of Service. Upon the expiration of the limited post-Service exercise period or (if earlier) upon the specified expiration date of the option term, each such option shall terminate and cease to remain outstanding with respect to any vested shares for which the option has not otherwise been exercised. However, each outstanding option shall immediately terminate and cease to remain outstanding, at the time of the Optionee's cessation of Service, with respect to any shares for which the option is not otherwise at that time exercisable or in which the Optionee is not otherwise vested.

                  5. Should the Optionee's Service be terminated for Misconduct, all outstanding options held by that individual shall terminate immediately and cease to remain outstanding.

                  6. The Plan Administrator shall have complete discretion, exercisable either at the time the option is granted or at any time while the option remains outstanding:

                           - to permit one or more options to be exercised not only with respect to the number of vested shares of Common Stock for which each such option is exercisable at the time of the Optionee's cessation of Service but also with respect to one or more subsequent installments of vested shares for which the option would otherwise have become exercisable had such cessation of Service not occurred,


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                           - to extend the period of time for which the option
         is to remain exercisable following the Optionee's cessation of Service or death from the limited period otherwise in effect for that option to such greater period of time as the Plan Administrator shall deem appropriate, but in no event beyond the specified expiration date of the option term.

         D. Stockholder Rights. An Optionee shall have none of the rights of a stockholder with respect to any option shares until such individual shall have exercised the option and paid the exercise price for the purchased shares.

         E. Repurchase Rights. The shares of Common Stock acquired under this Discretionary Grant Program may be subject to repurchase by the Corporation in accordance with the following provisions:

                  1. The Plan Administrator shall have the discretion to grant options which are exercisable for unvested shares of Common Stock. Should the Optionee cease Service while holding any unvested shares purchased under such options, then the Corporation shall have the right to repurchase any or all of those unvested shares at the exercise price paid per share. The terms and conditions upon which such repurchase right shall be exercisable (including the period and procedure for exercise and the appropriate vesting schedule for the purchased shares) shall be established by the Plan Administrator and set forth in the instrument evidencing such repurchase right.

                  2. All of the Corporation's outstanding repurchase rights shall automatically terminate, and all shares subject to such terminated rights shall immediately vest in full, upon the occurrence of a Corporate Transaction, except to the extent: (i) any such repurchase right is expressly assigned to the successor corporation (or parent thereof) in connection with the Corporate Transaction or (ii) such accelerated vesting is precluded by other limitations imposed by the Plan Administrator at the time the repurchase right is issued.

                  3. The Plan Administrator shall have the discretionary authority, exercisable either before or after the Optionee's cessation of Service, to cancel the Corporation's outstanding repurchase rights with respect to one or more shares purchased or purchasable by the Optionee under the Plan and thereby accelerate the vesting of such shares in whole or in part at any time.

II.   CORPORATE TRANSACTIONS/CHANGES IN CONTROL/HOSTILE TAKE-OVER

         A. In the event of any Corporate Transaction, each outstanding option shall automatically accelerate so that each such option shall, immediately prior to the specified effective date for such Corporate Transaction, become fully exercisable with respect to the total number of shares of Common Stock at the time subject to such option and may be exercised for all or any portion of such shares. However, an outstanding option shall not so accelerate if and to the extent: (i) such option is, in connection with the Corporate Transaction, either to be assumed by the successor corporation or parent thereof or to be replaced with a comparable option to purchase shares of the capital stock of the successor corporation or parent thereof, (ii) such option is to be replaced


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with a cash incentive program of the successor corporation which preserves the option spread existing at the time of the Corporate Transaction and provides for subsequent payout in accordance with the same vesting schedule applicable to such option or (iii) the acceleration of such option is subject to other limitations imposed by the Plan Administrator at the time of the option grant. The determination of option comparability under clause (i) above shall be made by the Plan Administrator, and its determination shall be final, binding and conclusive.

         B. The Plan Administrator shall have the discretionary authority, exercisable either at the time the option is granted or at any time while the option remains outstanding, to provide for the automatic acceleration of one or more outstanding options upon the occurrence of a Corporate Transaction, whether or not those options are to be assumed or replaced in the Corporate Transaction. Alternatively, the Plan Administrator shall have the authority to provide for the subsequent acceleration of any outstanding options which do not otherwise accelerate at the time of the Corporate Transaction, or the subsequent termination of any of the Corporation's outstanding repurchase rights which do not otherwise terminate at the time of the Corporate Transaction, should the Optionee's Service terminate through an Involuntary Termination effected within a designated period following the effective date of such Corporate Transaction.

         C. Immediately following the consummation of the Corporate Transaction, all outstanding options shall terminate, except to the extent assumed by the successor corporation or its parent company.

         D. Each outstanding option under this Discretionary Grant Program that is assumed in connection with the Corporate Transaction or is otherwise to continue in effect shall be appropriately adjusted, immediately after such Corporate Transaction, to apply and pertain to the number and class of securities which would have been issued to the option holder, in consummation of such Corporate Transaction, had such person exercised the option immediately prior to such Corporate Transaction. Appropriate adjustments shall also be made to the exercise price payable per share, provided the aggregate exercise price payable for such securities shall remain the same. In addition, the class and number of securities available for issuance under the Plan on both an aggregate and per individual basis following the consummation of the Corporate Transaction shall be appropriately adjusted.

         E. The Plan Administrator shall have the discretionary authority, exercisable either at the time the option is granted or at any time while the option remains outstanding, to provide for the automatic acceleration of one or more outstanding options (and the termination of one or more of the Corporation's outstanding repurchase rights) upon the occurrence of a Change in Control. The Plan Administrator shall also have full power and authority to condition any such option acceleration (and the termination of any outstanding repurchase rights) upon the subsequent termination of the Optionee's Service through an Involuntary Termination effected within a specified period following the Change in Control.

         F. Any options accelerated in connection with the Change in Control shall remain fully exercisable until the expiration or sooner termination of the option term.


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         G. The grant of options shall in no way affect the right of the
Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

III.    STOCK APPRECIATION RIGHTS

         A. The Plan Administrator shall have full power and authority, exercisable in its sole discretion, to grant to selected Optionees Tandem Stock Appreciation Rights ("Tandem Rights").

         B. The following terms and conditions shall govern the grant and exercise of Tandem Rights:

                  1. One or more Optionees may be granted the Tandem Right, exercisable upon such terms and conditions as the Plan Administrator may establish, to elect between the exercise of the underlying stock option for shares of Common Stock and the surrender of that option in exchange for a distribution from the Corporation in an amount equal to the excess of (i) the Fair Market Value (on the option surrender date) of the number of shares in which the Optionee is at the time vested under the surrendered option (or surrendered portion thereof) over (ii) the aggregate exercise price payable for such vested shares.

                  2. No such option surrender shall be effective unless it is approved by the Plan Administrator. If the surrender is so approved, then the distribution to which the Optionee shall accordingly become entitled may be made in shares of Common Stock valued at Fair Market Value on the option surrender date, in cash, or partly in shares and partly in cash, as the Plan Administrator shall in its sole discretion deem appropriate.

                  3. If the surrender of an option is rejected by the Plan Administrator, then the Optionee shall retain whatever rights the Optionee had under the surrendered option (or surrendered portion thereof) on the option surrender date and may exercise such rights at any time prior to the later of (i) five (5) business days after the receipt of the rejection notice or (ii) the last day on which the option is otherwise exercisable in accordance with the terms of the instrument evidencing such option, but in no event may such rights be exercised more than ten (10) years after the date of the option grant.


                                 ARTICLE THREE

                                  MISCELLANEOUS

I.    LOANS OR INSTALLMENT PAYMENTS

         A. The Plan Administrator may, in its discretion, assist any Optionee in the exercise of one or more options granted to such Optionee under the Discretionary Grant Program, including the satisfaction of any Federal, state


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and local income and employment tax obligations arising therefrom, by (i)
authorizing the extension of a loan from the Corporation to such Optionee or
(ii) permitting the Optionee to pay the exercise price or purchase price for the acquired shares in installments over a period of years. The terms of any loan or installment method of payment (including the interest rate and terms of repayment) shall be upon such terms as the Plan Administrator specifies in the applicable option agreement or otherwise deems appropriate under the circumstances. Loans or installment payments may be authorized with or without security or collateral. However, the maximum credit available to the Optionee may not exceed the exercise price of the acquired shares (less the par value of such shares) plus any Federal, state and local income and employment tax liability incurred by the Optionee in connection with the acquisition of such shares.

         B. The Plan Administrator may, in its absolute discretion, determine that one or more loans extended under this financial assistance program shall be subject to forgiveness by the Corporation in whole or in part upon such terms and conditions as the Plan Administrator may deem appropriate.

II.   AMENDMENT OF THE PLAN AND AWARDS

         The Plan Administrator has complete authority to amend or modify the Plan (or any component thereof) in any or all respects whatsoever. However, no such amendment or modification shall adversely affect rights and obligations with respect to stock options or stock appreciation rights at the time outstanding under the Plan, unless the Optionee consents to such amendment.

III.    TAX WITHHOLDING

         A. The Corporation's obligation to deliver shares of Common Stock upon the exercise of stock options or stock appreciation rights under the Plan shall be subject to the satisfaction of all applicable Federal, state and local income tax and employment tax withholding requirements.

         B. The Plan Administrator may, in its discretion, provide any or all holders of Non-Statutory Options with the right to use shares of Common Stock in satisfaction of all or part of the Federal, state and local income and employment tax liabilities (the "Taxes") incurred by such holders in connection with the exercise of their options or the vesting of their shares. Such right may be provided to any such holder in either or both of the following formats:

                  -Stock Withholding: The holder of the Non-Statutory Option may be provided with the election to have the Corporation withhold, from the shares of Common Stock otherwise issuable upon the exercise of such Non-Statutory Option or the vesting of such shares, a portion of those shares with an aggregate Fair Market Value equal to the percentage of the Taxes (up to one hundred percent (100%)) specified by such holder.

                  -Stock Delivery: The holder of the Non-Statutory Option may be provided with the election to deliver to the Corporation, at the time the Non-Statutory Option is exercised or the shares vest, one or more shares of


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Common Stock previously acquired by such individual (other than in connection with the option exercise or share vesting triggering the Taxes) with an aggregate Fair Market Value equal to the percentage of the Taxes (up to one hundred percent (100%)) specified by such holder.

IV.     USE OF PROCEEDS

         Any cash proceeds received by the Corporation from the sale of shares pursuant to option grants under the Plan shall be used for general corporate purposes.

V.    REGULATORY APPROVALS

         A. The implementation of the Plan, the granting of any option or stock appreciation right under the Plan, and the issuance of Common Stock upon the exercise of the stock options and stock appreciation rights granted hereunder shall be subject to the Corporation's procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the stock options and stock appreciation rights granted under it and the Common Stock issued pursuant to it.

         B. No shares of Common Stock or other assets shall be issued or delivered under this Plan unless and until there shall have been compliance with all applicable requirements of Federal and state securities laws, including the filing and effectiveness of the Form S-8 registration statement for the shares of Common Stock issuable under the Plan, and all applicable listing requirements of any securities exchange on which the Common Stock is then listed for trading.

VI.     NO EMPLOYMENT/SERVICE RIGHTS

         Neither the action of the Corporation in establishing the Plan, nor any action taken by the Plan Administrator hereunder, nor any provision of the Plan shall be construed so as to grant any individual the right to remain in the Service of the Corporation (or Subsidiary) for any period of specific duration, and the Corporation (or any Subsidiary retaining the services of such individual) may terminate such individual's Service at any time and for any reason, with or without cause.


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                                    GLOSSARY

         The following definitions shall be in effect under the Plan:

         CHANGE IN CONTROL: a change in ownership or control of the Corporation effected through any of the following transactions:

                  - the direct or indirect acquisition by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation) of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities pursuant to a tender or exchange offer made directly to the Corporation's stockholders which the Board does not recommend such stockholders to accept, or

                  - a change in the composition of the Board over a period of thirty-six (36) months or less such that a majority of the Board members (rounded up to the next whole number) ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who either (a) have been Board members continuously since the beginning of such period or (b) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (a) who were still in office at the time such election or nomination was approved by the Board.

         CODE:  the Internal Revenue Code of 1986, as amended.

         COMMITTEE: a committee of two (2) or more Board members appointed by the Board to administer the Plan.

         CORPORATE TRANSACTION: any of the following stockholder-approved transactions to which the Corporation is a party:

                  - a merger or consolidation in which the Corporation is not the surviving entity, except for a transaction the principal purpose of which is to change the state in which the Corporation is incorporated,

                  - a sale, transfer or other disposition of all or substantially all of the Corporation's assets in complete liquidation or dissolution of the Corporation, or

                  - any reverse merger in which the Corporation is the surviving entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such merger.


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         EMPLOYEE: an individual who performs services while in the employ of the Corporation or one or more Subsidiaries, subject to the control and direction of the employer entity not only as to the work to be performed but also as to the manner and method of performance.

         FAIR MARKET VALUE: the closing selling price per share on the date in question on the NASDAQ National Market. If there is no reported closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

         HOSTILE TAKE-OVER: a change in ownership of the Corporation effected through the following transaction:

                  - the direct or indirect acquisition by any person or related group of persons of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities pursuant to a tender or exchange offer made directly to the Corporation's stockholders which the Board does not recommend such stockholders to accept, and

                  - more than fifty percent (50%) of the acquired securities are accepted from holders other than the officers and directors of the Corporation subject to the short-swing profit restrictions of Section 16 of the 1934 Act.

         INVOLUNTARY TERMINATION: the termination of the Service of any Optionee which occurs by reason of:

                  - such individual's involuntary dismissal or discharge by the Corporation for reasons other than Misconduct, or

                  - such individual's voluntary resignation following (A) a change in his or her position with the Corporation which materially reduces his or her level of responsibility, (B) a reduction in his or her level of compensation (including base salary, fringe benefits and any non-discretionary and objective-standard incentive payment or bonus award) by more than five percent (5%) or (C) a relocation of such individual's place of employment by more than fifty (50) miles, provided and only if such change, reduction or relocation is effected by the Corporation without the individual's consent.

         MISCONDUCT: the commission of any act of fraud, embezzlement or dishonesty by the Optionee, any unauthorized use or disclosure by such individual of confidential information or trade secrets of the Corporation or any Parent or Subsidiary, or any other intentional misconduct by such individual adversely affecting the business or affairs of the Corporation in a material manner. The foregoing definition shall not be deemed to be inclusive of all the acts or omissions which the Corporation or any Parent or Subsidiary may consider as grounds for the dismissal or discharge of any Optionee or other individual in the Service of the Corporation.


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         NEWLY ISSUED SHARES: shares of Common Stock drawn from the
Corporation's authorized but unissued shares of Common Stock.

         1934 ACT:  the Securities and Exchange Act of 1934, as amended.

         NON-STATUTORY OPTION: a stock option not intended to meet the requirements of Code Section 422.

         OPTIONEE: any person to whom an option is granted under the Discretionary Grant Program in effect under the Plan.

         PARENT: each corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, provided each such corporation (other than the Corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in any other corporation in such chain.

         PERMANENT DISABILITY OR PERMANENTLY DISABLED: the inability of the Optionee to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve (12) months or more.

         PLAN ADMINISTRATOR: the committee of two (2) or more Board members appointed by the Board to administer the Discretionary Option Grant Program.

         SERVICE: the provision of services on a periodic basis to the Corporation or any Parent or Subsidiary in the capacity of an Employee, except to the extent otherwise specifically provided in the applicable stock option agreement.

         SUBSIDIARY: each corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each such corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in any other corporation in such chain.

         TAKE-OVER PRICE: the greater of (i) the Fair Market Value per share of Common Stock on the date the option is surrendered to the Corporation in connection with a Hostile Take-Over or (ii) the highest reported price per share of Common Stock paid by the tender offer in effecting such Hostile Take-Over. However, if the surrendered option is an Incentive Option, the Take-Over Price shall not exceed the clause (i) price per share.

         TREASURY SHARES: shares of Common Stock reacquired by the Corporation and held as treasury shares.


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